As filed with the Securities and Exchange Commission on November 6, 2008

Registration Statement No. 333-147438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-3

Registration Statement No. 333-147438

UNDER

THE SECURITIES ACT OF 1933

Countrywide Financial Corporation

Countrywide Home Loans, Inc.

(Exact name of registrant as specified in its charter)

Delaware New York	4500 Park Granada Calabasas, CA 91302	26-2209742 13-2631719
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

PAUL G. LANE

Senior Vice President and Assistant General Counsel

Countrywide Financial Corporation

4500 Park Granada

Calabasas, CA 91302

(818) 225-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BOYD C. CAMPBELL, JR.

McGuireWoods LLP

201 North Tryon Street

Charlotte, North Carolina 28202

Approximate date of commencement of the proposed sale to the public:

Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment to the Registration Statement on Form S-3 shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statement filed on Form S-3, File No. 333-147438 (the “Registration Statement”), registering $2,000,000,000 Series A Floating Rate Convertible Senior Debentures Due 2037 and $2,000,000,000 Series B Floating Rate Convertible Senior Debentures Due 2037 of Countrywide Financial Corporation (“CFC”) and the related guarantees by Countrywide Home Loans, Inc. (“CHL”), and 99,181,600 shares of CFC common stock issuable upon conversion of the debentures, for resale by selling securityholders. The Registrants are unable to determine the amount of securities sold, and thus the amount of securities remaining unsold, under the Registration Statement.

This Post-Effective Amendment to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Post-Effective Amendment to the Registration Statement.

Exhibit No.	Description of Exhibit
24(a)	Power of Attorney for CFC*

24(b)	Power of Attorney for CHL*

*	Previously filed.

SIGNATURES.

Pursuant to the requirements of the Securities Act of 1933, as amended, Countrywide Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 5th day of November, 2008.

COUNTRYWIDE FINANCIAL CORPORATION

By:	*
Jack W. Schakett
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President and Chief Executive Officer (Principal Executive Officer)	November 5, 2008
Jack W. Schakett

*	Chief Financial Officer (Principal Financial Officer)	November 5, 2008
Anne D. McCallion

*	Director	November 5, 2008
Greg Hobby

*	Director	November 5, 2008
Helen Eggers

*	Director	November 5, 2008
Helga Houston

* Laura K. Milleman	Senior Managing Director, Chief Accounting Officer, Countrywide Home Loans, Inc. (Principal Accounting Officer)	November 5, 2008

*By:	/s/ Paul G. Lane	November 5, 2008
Paul G. Lane
Attorney-in-Fact

SIGNATURES.

Pursuant to the requirements of the Securities Act of 1933, as amended, Countrywide Home Loans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on this 5th day of November, 2008.

COUNTRYWIDE HOME LOANS, INC.

By:	*
Jack W. Schakett
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Director, President and Chief Executive Officer (Principal Executive Officer)	November 5, 2008
Jack W. Schakett

*	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	November 5, 2008
Anne D. McCallion

*	Senior Managing Director, Chief Accounting Officer (Principal Accounting Officer)	November 5, 2008
Laura K. Milleman

*	Director, Executive Managing Director, Chief Investment Officer	November 5, 2008
Kevin W. Bartlett

*By:	/s/ Paul G. Lane	November 5, 2008
Paul Lane
Attorney-in-Fact